Exhibit 10.1

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (the “Amendment”) is entered into as of the 3rd day of October, 2012, by and between ERBA Diagnostics, Inc., a Delaware corporation formerly known as IVAX Diagnostics, Inc. (the “Company”), and ERBA Diagnostics Mannheim GmbH, a company headquartered in Germany (the “Purchaser”).

WHEREAS, the Company and the Purchaser are parties to that certain Stock Purchase Agreement, dated as of April 8, 2011, amended as of December 29, 2011 (collectively, the “Agreement”); and

WHEREAS, the Company and the Purchaser desire to amend the Agreement in the manner set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           Second Tranche. Clause (ii) of Section 1.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) an additional 8,666,667 of the Shares (the “Second Tranche”) shall be sold and issued to the Purchaser at the Second Closing (as hereinafter defined), at which time the Purchaser shall pay to the Company an additional U.S.$6,500,000.00 (the “Second Purchase Price”);”

2.           Final Tranche. Clause (iii) of Section 1.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(iii) an additional 4,666,666 of the Shares (the “Final Tranche”) shall be sold and issued to the Purchaser at the Final Closing (as hereinafter defined), at which time the Purchaser shall pay to the Company an additional U.S.$3,499,99.75 (the “Final Purchase Price”).”

3.           Waiver. Each of the Company and the Purchaser hereby: (a) waives the requirement of the 60-day period set forth in the final sentence of Section 1.2(b) of the Agreement; and (b) agrees that the Second Closing shall occur as promptly as practicable after the date hereof.

4.           Miscellaneous. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state. Except as specifically amended by this Amendment, the Agreement shall remain unaffected and in full force and effect.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

THE COMPANY:

ERBA Diagnostics, Inc.,
a Delaware corporation formerly
known as IVAX Diagnostics, Inc.

By:	/s/ Kevin D. Clark
Kevin D. Clark,
Chief Executive Officer,
Chief Operating Officer and
President

THE PURCHASER:

ERBA Diagnostics Mannheim GmbH,
a company headquartered in Germany

By:	/s/ Suresh Vazirani
Suresh Vazirani,
Chief Executive Officer and
Managing Director

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